Exhibit 99.1



GameStop Becomes Leading Global Game Retailer

GRAPEVINE, Texas, Oct 10, 2005 (BUSINESS WIRE) -- Merger Between GameStop Corp. and Electronics Boutique Holdings Corp. Closes

GameStop Becomes Largest Video Game Retailer with Over 4,200 Stores Operating in the US and 15 Countries
World-Wide

Four New GameStop Corp. Board Members Announced

Merchandising and Operational Synergies to Benefit Consumers and Stockholders

GameStop Corp. ("GameStop") (NYSE:GME)(NYSE:GME.B) announced today that GameStop Holdings Corp. (formerly known as GameStop Corp.) ("Historical GameStop") has completed the transaction announced April 18, 2005 combining GameStop and Electronics Boutique Holdings Corp. ("Electronics Boutique") into a new public company named GameStop Corp. (formerly known as GSC Holdings Corp.).

At separate stockholders' meetings, each held on October 6, 2005, the stockholders of both Historical GameStop and Electronics Boutique approved the business combination. The companies closed the business combination on October 8, 2005 and trading of the GameStop Class A and Class B common stock will begin on October 10, 2005 on the New York Stock Exchange under the symbols "GME" and "GME.B", respectively. Historical GameStop will no longer be listed and traded on the New York Stock Exchange and Electronics Boutique will no longer be quoted on the NASDAQ Stock Market.

R. Richard Fontaine will serve as GameStop's Chairman and Chief Executive Officer, Daniel A. DeMatteo as Vice Chairman and Chief Operating Officer, Joe DePinto as President and David W. Carlson as Executive Vice President and Chief Financial Officer.

"Merging Electronics Boutique with GameStop immediately creates a specialty retailer with unsurpassed capabilities," indicated Fontaine, "Combining our best practices within a streamlined organizational structure will not only serve our customers better, but will make us a more efficient and productive high-growth company."

Formally joining the GameStop Corp. Board of Directors will be four outside business leaders:

-- James J. Kim. As the founder of Electronics Boutique, Mr. Kim served as Chairman of its Board of Directors. Mr. Kim has maintained a distinguished career, notably as the Chairman and Chief Executive of Amkor Technology, Inc. ("Amkor") and Amkor Electronics, Inc. ("AEI") since September 1997 and 1968, respectively. In April 1998, AEI merged with and into Amkor. Amkor is a semiconductor assembly, testing and packaging technology firm.

-- Stanley ("Mickey") Steinberg. Formerly a Director of Electronics Boutique, Mr. Steinberg is a Senior Advisor to the mergers and acquisitions firm of Cosas, Benjamin and While, LLC. Previously he held executive management positions with Sony Retail Entertainment and Walt Disney Imagineering. Mr. Steinberg is a member of the board of Reckson Associates Realty Corp. and of two privately held companies, AMC, Inc., the owner and manager of the America's Mart Atlanta Tradeshow center, and ECL Group, an apartment development, construction and management company.

-- Jerome L. Davis. Mr. Davis is former Global Vice President, Service Excellence at Electronic Data Systems (EDS). Mr. Davis joined EDS as President of its Business Process Management unit for the Americas and was named Chief Client Executive Officer in 2002. Prior to EDS, he was President and Executive Officer for Maytag Commercial Solutions, having started with Maytag Corporation in 1998 as Senior Vice President, Sales for Maytag Appliances. Mr. Davis also held executive and general management leadership positions with Frito-Lay, Inc., a division of PepsiCo and Procter & Gamble Company. Mr. Davis also serves on the board of Apogee Enterprises, Inc.

-- Larry S. Zilavy. Mr. Zilavy retired as Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble, Inc. in November 2004 and had served in that position since May 2003. Mr. Zilavy was Chief Financial Officer of Barnes & Noble, Inc. from June 2002 through April 2003. Prior to that, he was Executive Vice President of IBJ Whitehall Bank and Trust Company, where he worked since 1992. Mr. Zilavy has served as a director of The Hain Celestial Group, Inc. since November 2002. Mr. Zilavy is a trustee of St. Francis College in New York City.

"We are fortunate to have executives of this caliber joining the GameStop board," said Daniel A. DeMatteo, Vice Chairman and Chief Operating Officer of GameStop. "They bring tremendous experience and diversify the knowledge and leadership that can only make us a stronger company."

Messrs. Kim, Steinberg and Davis will qualify as independent directors under the rules of the New York Stock Exchange. Messrs. Kim and Steinberg have joined the board effective as of the business combination, in accordance with the terms of the merger agreement. The appointment of Messrs. Davis and Zilvay is effective as of October 15, 2005.

In accordance with the terms of the merger agreement, Historical GameStop and Electronics Boutique each became wholly-owned subsidiaries of GameStop Corp. Each share of Common Stock of Electronics Boutique was converted into (i) $38.15 in cash without interest and (ii) .78795 shares of GameStop Class A Common Stock. No fractional shares of GameStop will be issued, and Electronics Boutique stockholders who otherwise would be entitled to receive fractional shares are entitled to receive a cash payment in lieu of those fractional shares. In addition, each share of Class A Common Stock of Historical GameStop was converted into one share of GameStop Class A Common Stock and each share of Class B Common Stock of Historical GameStop was converted into one share of GameStop Class B Common Stock. GameStop is funding the cash portion of the consideration to be paid to the former EB stockholders from the proceeds of the previously announced offering of U.S. $300,000,000 aggregate principal amount of Senior Floating Rate Notes and $650,000,000 aggregate principal amount of 8% Senior Notes, which were released out of escrow in connection with the closing of the business combination, and excess cash.

In connection with the transaction, GameStop also announced that it is entering into a $400 million senior secured revolving credit facility, which expires in October 2010. Borrowings under the revolving credit facility will be limited by an eligible inventory borrowing base, defined as the lesser of (x) approximately 70% of non-defective inventory, or (y) 90% of the net appraised inventory liquidation value, plus, in each case, 85% of eligible credit card receivables less certain reserves. Loans incurred under the credit facility will be maintained from time to time, at GameStop's option, as: (1) Prime Rate loans which bear interest at the prime rate (defined in the credit facility as the higher of (a) the administrative agent's announced prime rate, or (b) 1/2 of 1% in excess of the federal funds effective rate, each as in effect from time to time); or (2) LIBO Rate loans bearing interest at the LIBO Rate for the applicable interest period, in each case plus an applicable interest margin ranging from 0% to 1.75% based on GameStop's consolidated leverage ratio. In addition, GameStop is required to pay a commitment fee for any unused amounts of the revolving credit facility, currently ranging from 0.375% to 0.50%, based on GameStop's consolidated leverage ratio. Any borrowings under the revolving credit facility are secured by the assets of GameStop and its direct and indirect wholly-owned domestic subsidiaries, which are co-borrowers. Under certain circumstances, the revolving credit facility may restrict GameStop's ability to pay dividends.

ABOUT GAMESTOP CORP.

Headquartered in Grapevine, TX, GameStop Corp. (NYSE:GME) (NYSE:GME.B) is one of the nation's largest video game and entertainment software retailers. The combined company operates over 4,200 retail stores throughout the United States, Australia, Canada, Denmark, Finland, Germany, Italy, Ireland, New Zealand, Norway, Puerto Rico, Spain, Sweden, Switzerland and the United Kingdom. In addition, the company owns commerce-enabled Web properties, GameStop.com and ebgames.com, and Game Informer(R) magazine, a leading video and computer game publication. GameStop Corp. sells the most popular new software, hardware and game accessories for the PC and next generation video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells computer and video game magazines and strategy guides, action figures, and other related merchandise. General information on GameStop Corp. can be obtained via the Internet by visiting the company's corporate Website: http://www.gamestop.com/investor-relations/.

SAFE HARBOR

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Historical GameStop and Electronics Boutique, including future financial and operating results, GameStop's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses of Historical GameStop and Electronics Boutique will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in the Annual Reports on Forms 10-K/A of Historical GameStop and Electronics Boutique for the fiscal year ended January 29, 2005 and GameStop's Form S-4 filed in connection with the business combination filed with the SEC and available at the SEC's Internet site at http://www.sec.gov.